EXHIBIT 10.1

Diversified Holdings, Inc.

 August 16, 2016

Mr. Richard K. Pertile, CEO
Acacia Diversified Holdings, Inc.
13575 58th Street North - #138
Clearwater, FL 33760

Dear Mr. Pertile:

Please accept my resignation as Secretary of Acacia Diversified Holdings, Inc. effective this date. I continue to support the Company and wish the very best for you and Acacia.

Sincerely,

/s/ Rachel Lee

Rachel Lee